Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-212383, 333-118659, 333-163843, 333-181715, and 333-188801) and the Registration Statement on Form S-3 ASR (No. 333-203074) of Crown Castle International Corp. of our report dated February 22, 2017 relating to the financial statements, the financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 22, 2017